NEWS RELEASE

Lexaria files Additional New Patent Pendings

Kelowna, BC—December 14, 2015 - Lexaria Corp. (LXRP-OTCQB) (LXX-CSE) (the "Company" or "Lexaria") announces it has initiated the simultaneous filing of two new U.S. provisional patent applications at the U.S. Patent and Trademark Office.

These applications are in addition to the Company’s earlier 2014 and 2015 family of provisional patent application filings, and build on the innovations earlier established. The Company has filed the new patent applications in order to establish broader intellectual property protection regarding its innovative method of combining certain useful payload molecules with certain edible substances within food and beverage compositions. Benefits of the innovation include improved taste and aroma experiences as well as higher absorption rates of the payload molecules.

The new edible substances are base ingredients in many commercial food and beverage formulations, involving products as diverse as carbonated and non-carbonated beverages; fruit or vegetable flavored beverages; dairy based beverages; sports and energy drinks; flavored water; pastas; breads, grains; spices and more. The applications also encompass pharmaceutical compositions that include tablets, pills, capsules, liquids, gels and syrups.

Specifically, the Company has protected improved food and beverage compositions with lipophilic active agents and methods of their manufacture using tapioca starch or other related compounds, as well as improved ready-to-drink beverage compositions with lipophilic active agents and methods of their manufacture using gum Arabic or other related compounds.

The new patent applications are applicable to the same payload molecules as the Company’s earlier patent applications: cannabinoids, nicotine, non-steroidal anti-inflammatory drugs (acetylsalicylic acid, ibuprophen, acetaminophen, diclofenac, indomethacin, and piroxicam), and vitamins.

Lexaria is confident it has now done all it can to expand and preserve the intellectual property value of its underlying technology, and its application into a wide variety of products within both the food and the pharmaceutical industries. The Company remains fully committed to its consumer products division, however this underlying technology provides Lexaria its most significant competitive advantages in the consumer marketplace, and will soon provide the foundation for future technology licensing and partnering efforts.

About Lexaria

Lexaria is a food sciences company, with common shares quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: achieving sales through any retail distribution channels such as dispensaries or traditional retailers. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, hemp oil sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will not need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any hemp oil or cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. There is no assurance that the cannabinoid/lipid infusion technology will provide any increase in bioavailability to any individual person. There is no assurance that any patent application in the USA or any other nation or under any treaty will result in the award of an actual patent; nor that an award of any actual patent will protect against challenges from unknown third parties. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products and Lexaria Energy products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.